CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 381 and Amendment No. 384, to the Registration Statement on Form N-1A of Astoria International Quality Growth Kings ETF and Astoria US Quality Growth Kings ETF, each a series of EA Series Trust, under the headings “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 27, 2024